UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):
May 26, 2016

ANNALY CAPITAL MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas	10036
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:   (212) 696-0100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 26, 2016, Annaly Capital Management, Inc. ("Company") held its Annual Meeting of Stockholders in New York, New York for the purpose of: (i) electing three Class II directors to serve on the Board of Directors (the "Board") until the 2019 Annual Meeting of Stockholders; (ii) approving, on an advisory basis, the Company's executive compensation; and (iii) ratifying the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

The total number of shares of common stock entitled to vote at the Annual Meeting was 924,853,133, of which 800,430,912 shares, or 86.54%, were present in person or by proxy.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.   The election of three Class II directors to serve on the Board until the 2019 Annual Meeting of Stockholders.

Director	For	Against	Abstentions	Broker Non-Votes
Kevin G. Keyes	509,335,516	13,308,700	3,191,679	274,595,017
Kevin P. Brady	506,027,518	16,572,732	3,235,645	274,595,017
E. Wayne Nordberg	502,242,800	20,308,692	3,284,403	274,595,017

Based on the foregoing votes, Kevin G. Keyes, Kevin P. Brady and E. Wayne Nordberg were elected as Class II directors to serve on the Board until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified.  The Company's Class I directors, who serve until the 2018 Annual Meeting of Stockholders, are Wellington J. Denahan, Michael Haylon and Donnell A. Segalas.   The Company's Class III directors, who serve until the 2017 Annual Meeting of Stockholders, are Jonathan D. Green, John H. Schaefer and Francine J. Bovich.

Proposal 2.  Advisory approval of the Company's executive compensation.

For	Against	Abstentions	Broker Non-Votes
280,597,797	235,747,109	9,490,989	274,595,017

Proposal 3.  Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2016 fiscal year.

For	Against	Abstentions
789,567,705	6,411,168	4,452,039

Further information regarding these proposals is set forth in the Company's definitive proxy statement on Schedule 14A filed with the SEC on April 12, 2016.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek
Title: Chief Financial Officer

Date: May 26, 2016